 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018
____________________

NOVUME SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55833	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14420 Albemarle Point Place, Suite 200, Chantilly, VA, 20151
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (703) 953-3838

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 29, 2018, Novume Solutions, Inc. (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc. as representative of the underwriters named on Schedule 1 thereto (the “Underwriters”), which provided for the issuance and sale by the Company in an underwritten public offering (the “Offering”) and the purchase by the Underwriters of 4,125,000 shares of the Company’s common stock, $0.0001 par value per share. Subject to the terms and conditions contained in the Underwriting Agreement, the shares were sold to the Underwriters at a public offering price of $0.80 per share, less certain underwriting discounts and commissions. The Company also granted the Underwriters a 45-day option to purchase, severally and not jointly, up to 618,750 additional shares of the Company’s common stock on the same terms and conditions for the purpose of covering any over-allotments in connection with the Offering. The net offering proceeds to the Company from the Offering are estimated to be approximately $2.8 million, after deducting estimated underwriting discounts and commissions and other estimated offering expenses. The Company intends to use the net proceeds from the Offering for general corporate purposes.

The Offering closed on November 1, 2018. The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-224423) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 30, 2018, as supplemented by a preliminary prospectus supplement, dated October 24, 2018, and a final prospectus supplement, dated October 29, 2018, filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters (including for liabilities under the Securities Act and termination and other provisions customary for transactions of this nature). The Company and all of the Company’s executive officers and directors and certain shareholders have also agreed not to sell or transfer any securities of the Company held by them for a period of: six months from October 29, 2018, in the case of officers and directors; and three months from October 29, 2018, in the case of the Company and 5% shareholders, without first obtaining the written consent of the Underwriters, subject to certain exceptions.

The representations, warranties and covenants of the Company contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the amount of net proceeds expected from the Offering.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the opinion of Sichenzia Ross Ference LLP relating to the legality of the issuance and sale of the shares of common stock in the Offering is filed as Exhibit 5.1 hereto and is incorporated herein and into the Registration Statement by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description
1.1
Underwriting Agreement, dated April 29, 2018, by and between ThinkEquity, a division of Fordham Financial Management, Inc. acting as the representative of the several underwriters named on Schedule I thereto. (1)

5.1	Opinion of Sichenzia Ross Ference LLP (1)
23.1	Consent of Sichenzia Ross Ference LLP (included in the Opinion of Sichenzia Ross Ference LLP filed as Exhibit 5.1)

(1)
Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novume Solutions, Inc.
(Registrant)

Date: November 1, 2018	/s/ Robert A. Berman
Name: Robert A. Berman Title: President and Chief Executive Officer

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